UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2013 Annual Meeting of Stockholders of Monster Worldwide, Inc. (the “Company”) was held on June 4, 2013. The following proposals were submitted to stockholders at the meeting:

1. Election of Directors

Each of the following seven nominees for director was elected to serve a one-year term expiring at the Company’s 2014 Annual Meeting of Stockholders. The number of votes cast for and against and the number of broker non-votes with respect to each director were as follows:

	FOR	AGAINST	BROKER NON-VOTES
Salvatore Iannuzzi	74,420,827	2,607,933	18,328,390
John Gaulding	75,356,094	1,672,666	18,328,390
Edmund P. Giambastiani, Jr.	75,655,967	1,372,793	18,328,390
Cynthia P. McCague	74,301,167	2,727,593	18,328,390
Jeffrey F. Rayport	74,333,049	2,695,711	18,328,390
Roberto Tunioli	75,668,410	1,360,350	18,328,390
Timothy T. Yates	75,497,690	1,531,070	18,328,390

2. Ratification of Appointment of Independent Registered Public Accounting Firm

BDO USA, LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to the proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
93,917,619	1,215,333	224,198	(0)

3. Advisory Vote to Approve Named Executive Officer Compensation

The 2012 compensation of the Company’s named executive officers was approved. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to the proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
72,262,052	4,534,880	231,828	18,328,390

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary

Date: June 5, 2013